UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 2, 2007

Commission File Number 1-12043

OPPENHEIMER HOLDINGS INC.

Ontario, Canada                                                98-0080034

(State of incorporation)            (IRS employer identification number)

PO Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto Ontario Canada   M4R 1K8

(Address of principal executive offices) (Zip code)

(416) 322-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 4, 2007, Oppenheimer Holdings Inc. (the “Oppenheimer”) announced that it has agreed to buy a major part of CIBC World Markets’ U.S. capital markets businesses, subject to applicable regulatory approval, pursuant to agreements entered into on November 2, 2007.

The businesses to be acquired by Oppenheimer employ over 700 people and include CIBC World Markets’ U.S. Investment Banking, Corporate Syndicate, Institutional Sales and Trading, Equity Research, Options Trading and a portion of the Debt Capital Markets business which includes Convertible Bond Trading, Loan Syndication, High Yield Origination and Trading as well as related operations located in the U.K, Israel and Hong Kong. Annualized revenue of these businesses, based on CIBC’s most recently published results for the nine months ended July 31, 2007, is in excess of $400 million. Closing, subject to applicable regulatory approval, is expected to occur on January 2, 2008 with respect to the U.S. domestic operations. A second closing is anticipated for the overseas operations following regulatory approval, later in 2008.

The purchase price for the transaction is comprised of (1) an earn-out based on the annual performance of the combined Capital Markets Division of Oppenheimer & Co. Inc. and the acquired businesses for the calendar years 2008 through 2012, (in no case to be less than $5 million per year) to be paid in the first quarter of 2013 (the “Earn-Out Date”). On the Earn-Out Date, 25% of the earn-out will be paid in cash and the balance may be paid, at Oppenheimer’s option, in any combination of cash, Oppenheimer’s Class A Shares (at the then prevailing market price) and/or debentures to be issued by Oppenheimer payable in two equal tranches – 50% one year after the Earn-Out Date and the balance two years after the Earn-Out Date plus (2) warrants to purchase 1,000,000 Class A non-voting shares of Oppenheimer at $48.63 per share exercisable five years from closing, and (3) cash consideration at closing equal to the book value of certain fixed assets being acquired.

As part of the transaction, Oppenheimer will borrow $100 million from CIBC in the form of a five-year subordinated loan, to support the newly acquired businesses. In addition, CIBC will provide a warehouse facility, initially up to $1.5 billion, to a newly formed U.S. entity to finance the syndicated loans of middle market companies that are syndicated and distributed by the Loan Syndication and Loan Trading Groups being acquired. Underwriting of loans pursuant to the warehouse facility will be subject to joint credit approval by Oppenheimer and CIBC.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  Financial Statements and Exhibits

99.1	Oppenheimer Holdings Inc. Press Release issued November 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Oppenheimer Holdings Inc.

Date: November 5, 2007 By: "E.K. Roberts" --------------------------------- E.K. Roberts President and Treasurer (Duly Authorized Officer and Principal Financial Officer)